UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) May 18, 2011

Toreador Resources Corporation

(Exact name of Registrant as specified in its charter)

Delaware	001-34216	75-0991164
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS employer Identification No.)

c/o Toreador Holding SAS 5 rue Scribe Paris, France		75009
(Address of principal executive offices)		(Zip code)

+33 1 47 03 34 24

(Registrant’s telephone number including area code)

None

(Former name and former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On May 18, 2011, Toreador Energy France S.C.S. (“TEF”), an indirect subsidiary of Toreador Resources Corporation (the “Company”), entered into an Amendment Agreement (the “Amendment”) with Hess Oil France S.A.S, a wholly owned subsidiary of Hess Corporation (“Hess”), amending that certain Investment Agreement, dated May 10, 2010, by and between TEF and Hess (the “Agreement”). The Amendment extends the “Phase 1 Completion Deadline,” as defined under the Agreement, by 18 months. The foregoing description is qualified in its entirety by the full text of the Amendment attached hereto as Exhibit 10.1 and incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

10.1	Amendment Agreement to that certain Investment Agreement, dated May 10, 2010, by and between Toreador Energy France S.C.S. and Hess Oil France S.A.S.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

TOREADOR RESOURCES CORPORATION

Date: May 23, 2011	By:	/s/ Craig M. McKenzie
Craig M. McKenzie
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Amendment Agreement to that certain Investment Agreement, dated May 10, 2010, by and between Toreador Energy France S.C.S. and Hess Oil France S.A.S.